UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

REMARK MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 701-9514

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2014, Remark Media, Inc. (the “Company”) and Bombo Sports & Entertainment, LLC (“BSE”) entered into an amendment (the “Amendment”) to that certain Loan Agreement, dated February 11, 2014 (the “Loan Agreement”), by and between the Company and BSE, pursuant to which the Company loaned BSE $1 million.  Pursuant to the Amendment, the Company increased the amount of the loan to up to $1.35 million, of which $1.2 million already has been loaned to BSE.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

The Company and BSE continue to negotiate a proposed acquisition of BSE by the Company, which negotiations were publicly disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2014.  The Company and BSE have not entered into any binding agreements with respect to such transaction to date and the Company cannot provide any assurances that it will be able to complete such transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Loan Agreement, dated April 16, 2014, by and between Remark Media, Inc. and Bombo Sports & Entertainment, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Dated: April 23, 2014	By:	/s/ Douglas Osrow
		Name:	Douglas Osrow
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Loan Agreement, dated April 16, 2014, by and between Remark Media, Inc. and Bombo Sports & Entertainment, LLC.